UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                 March 25, 2005
                Date of Report (Date of earliest event reported)

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        TENNESSEE                     1-12762                   62-1543819
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                         6584 POPLAR AVENUE, SUITE 300
                           MEMPHIS, TENNEESSEE 38138
                    (Address of principal executive offices)

                                 (901) 682-6600
              (Registrant's telephone number, including area code)

             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

On March 22, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Mid-America Apartment Communities, Inc. (the "Company"), adopted a bonus plan for 2005 for the chief executive officer and chief financial officer of the Company (the "Plan").

The Plan determines a bonus opportunity calculated as a percent of salary based on a sliding scale of year-over year funds from operations ("FFO") growth. The bonus opportunity is capped at 200% of base salary, with a discretionary modifier that can be applied by the Committee at its discretion, allowing the cap to be lowered to 100% of base salary or raised to 300% of base salary. In determining FFO growth, the Committee has the ability to factor in any material and non-recurring events that may or may not occur that impact the Company's FFO performance, but may or may not subsequently impact the Company's share price, to help ensure that the potential bonus is in line with actual shareholder performance realized for the year.

Once the bonus opportunity is calculated, the actual bonus paid will be determined based on each executive's individual performance in meeting goals pre-defined in a personal plan. The goals for each participant were approved by the Committee.

A copy of the Plan is set forth on Exhibit 10.1 and incorporated herein by reference.


ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits

         Exhibit
         Number         Description
         --------       ------------------------------------
         10.1           2005 Executive Annual Bonus Program

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  March 25, 2005       /s/Simon R.C. Wadsworth
                            Simon R.C. Wadsworth
                            Executive Vice President and Chief Financial Officer
                            (Principal Financial and Accounting Officer)